Abington  Bancorp, Inc.

NEWS RELEASE

For:	Abington Bancorp, Inc.	Contact:	Robert M. Lallo
	536 Washington Street		Treasurer & Chief Financial Officer
	Abington, MA 02351		(781) 982-4473
www.AbingtonSavings.com

FOR IMMEDIATE RELEASE

ABINGTON BANCORP REPORTS LOSS ON SALE OF BOND

ABINGTON, MA, December 14, 2001 - Abington Bancorp, Inc. announced today that it has sold a corporate bond investment at a loss of $2.2 million, which will reduce its earnings for 2001 and will result in a net loss for the fourth quarter.  This bond represented the only corporate bond investment that the Company held which had been downgraded to a below-investment-grade rating.  Management concluded that the recording of a loss was necessary, whether or not the bond was sold, in light of the bond issuer’s financial condition.

The Company’s financial condition will not be materially impacted by this loss on investment as it will remain well capitalized by regulatory standards and will not impact the regular dividend.

Certain statements herein constitute “forward-looking statements,” and actual results may differ from those contemplated by these statements.  The Bank disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

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Abington Bancorp, Inc. is quoted on the NASDAQ National Market System, Symbol ABBK.

Corporate Office: 536 Washington Street, P. O. Box 2006, Abington, MA 02351 (781) 982-3200